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                                                                     EXHIBIT 5.1

                           FULBRIGHT & JAWORSKI L.L.P.
                   A Registered Limited Liability Partnership
                            1301 McKinney, Suite 5100
                            Houston, Texas 77010-3095
                                www.fulbright.com

TELEPHONE: (713) 651-5151                              FACSIMILE: (713) 651-5246


                                  May 20, 2002

Stewart Information Services Corporation
1980 Post Oak Boulevard
Houston, Texas 77056

Ladies and Gentlemen:

      We have acted as counsel for Stewart Information Services Corporation, a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended, of 300,000 shares of the Registrant's common stock, $1.00 par value (the "Stock"), to be offered upon the terms and subject to the conditions set forth in the Stewart Information Services Corporation 2002 Stock Option Plan for Region Managers (the "Plan").

      In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement on Form S-8 with respect to the Stock to be filed with the Securities and Exchange Commission by the Registrant on May 21, 2002 (the "Registration Statement"), the Restated Certificate of Incorporation of the Registrant and all amendments thereto, the Bylaws of the Registrant and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein.

      We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

      Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Stock has been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

      The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the laws of the State of Texas and the federal laws of the United States of America, to the extent applicable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ FULBRIGHT & JAWORSKI L.L.P.

                                          Fulbright & Jaworski L.L.P.